UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)

15660 North Dallas Parkway Suite 850 Dallas, Texas (Address of principal executive offices)	75248 (Zip Code)
(972) 385-2810
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
      Acquisition of Zetex plc
     On April 3, 2008, Diodes Incorporated (the “Company”) entered into an purchase agreement with Zetex plc, a company incorporated in England and Wales (“Zetex”), pursuant to which the Company would make an offer (through its wholly owned subsidiary, Diodes Holdings UK Limited, a company incorporated under the laws of England and Wales) to purchase the outstanding ordinary capital stock of Zetex for a cash purchase price of 85.45 pence per share, valuing the fully diluted share capital of Zetex at approximately U.S. $176.3 million (based on the U.S.$:GBP$ exchange rate of 1.9778). The acquisition is expected to be funded by a combination of the Company’s cash resources and the financing arrangements described in Item 2.03 below. The acquisition is expected to close on or about June 13, 2008.
     The acquisition would be implemented by way of a court approved scheme of arrangement under Section 895 of the United Kingdom Companies Act of 2006 and is subject to customary conditions, including the approval of a majority in number of Zetex’ shareholders who vote with respect to the scheme of arrangement and who represent not less than 75% in value of the shares voted, together with court approval. Zetex’ directors have agreed to unanimously recommend that Zetex’ shareholders vote in favor of the scheme of arrangement, and the Company has received undertakings to vote in favor of the scheme of arrangement from the holders of approximately 56.5% of the outstanding ordinary share capital of Zetex. Such undertakings are irrevocable except in specified circumstances. Zetex has agreed to pay the Company a fee of GBP$891,299 in certain circumstances, including in the event a “competing proposal” (as defined) is effected. The purchase agreement sets forth, among other things, various matters in relation to the implementation of the scheme of arrangement, cooperation in relation to the acquisition, the conduct of Zetex’ business prior to the effective date, and solicitation of competing proposals.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
      Letter of Credit
     On March 31, 2008, the Company obtained from UBS Financial Services Inc. an Irrevocable Standby Letter of Credit (“Letter of Credit”) in favor of Diodes FabTech Inc., a wholly-owned subsidiary of the Company (“Beneficiary”), in an aggregate amount of U.S. $165 million, available for payment to the order of the Beneficiary on demand. Draws under the Letter of Credit will be deemed to be a margin loan against the Company’s approximately U.S. $320 million of auction rate securities.
      Foreign Exchange Agreement
     On April 3, 2008, the Beneficiary entered into a Foreign Exchange Agreement with Union Bank of California, N.A. (“Union Bank”) whereby, on the date designated by the Beneficiary, the Beneficiary will pay to Union Bank U.S. $165 million and Union Bank will pay to the Beneficiary the equivalent amount in British pounds.

      Fourth Amendment to Amended and Restated Credit Agreement
     On March 28, 2008, the Company entered into a Fourth Amendment to its U.S. credit agreement with Union Bank (“Fourth Amended Credit Agreement”). Under the Fourth Amended Credit Agreement, the Company now has available a revolving credit commitment of up to $22.5 million (increased from $20.0 million), including a $5.0 million letter of credit sub-facility, and a term loan facility of $5.0 million. As of March 31, 2008, the Company had U.S. $789,000 outstanding under the revolving credit commitment.
      Escrow Agreement
     On April 3, 2008, the Beneficiary and UBS Limited entered into an Escrow Agreement (“Escrow Agreement”) with Union Bank, as escrow agent, whereby Union Bank will hold the Letter of Credit, the Foreign Exchange Agreement and up to U.S. $18 million in advances under the Fourth Amended Credit Agreement. Such amounts would be available to pay the purchase price of the acquisition described in Item 1.01 above.
      Continuing Guaranty
     On April 3, 2008, the Company entered into a Continuing Guaranty Agreement (“Continuing Guaranty”) with Union Bank whereby the Company unconditionally guarantees to Union Bank all obligations of the Beneficiary to Union Bank.
     The foregoing description of the Letter of Credit, the Foreign Exchange Agreement, the Fourth Amended Credit Agreement, the Escrow Agreement and the Continuing Guaranty does not purport to be complete and is qualified in its entirety by reference to the copies of such documents filed as exhibits to this Report and incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure.
     On April 4, 2008, the Company issued a press release announcing that the Company has reached agreement on the terms of the recommended acquisition of Zetex. A copy of the press release is attached as Exhibit 99.11 to this Report.
     On April 4, 2008, the Company hosted a conference call to discuss the recommended acquisition of Zetex. A recording of the conference call has been posted on the Company’s website at www.diodes.com. A copy of the script is attached as Exhibit 99.13.
     The information in this Item 7.01, including Exhibits 99.11 and 99.12, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

      Cautionary Information Regarding Forward-Looking Statements
     Except for the historical and factual information contained in the press release and script attached as Exhibits 99.11 and 99.12, the matters set forth in the press release and script (including statements as to: the expected benefits of the acquisition, including the acquisition being accretive within twelve months following the close; the efficiencies, cost savings, market profile, financial strength, competitive ability and position of the Company after the acquisition; this acquisition will accelerate Diodes’ broad product platform strategy; Zetex will aid deeper penetration of our key end-markets; this combination will create synergies including excellent cross-selling opportunities, economies of scale and cost savings; and, will create a highly valuable supplier for the combined worldwide customer base; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.
     These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but are not limited to, such factors as the Company’s inability to identify suitable acquisition candidates or consummate desired acquisitions; if the Company makes any acquisitions, the Company may be unable to successfully integrate any acquired companies within our operations due to factors associated with unexpected losses of key employees or customers of the acquired company, bringing the acquired company’s standards, procedures and controls into conformance within our Company’s operation; coordinating our new product and process development, hiring additional management and other critical personnel, increasing the scope, geographic diversity and complexity of our operations, difficulties in consolidating facilities and transferring processes and know-how, difficulties in reducing costs of the acquired entity’s business and diversion of our management’s attention from the management of our business; the Company’s business strategy, fluctuations in product demand and supply, the continued introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, the Company’s ability to successfully make additional acquisitions, risks of foreign operations, availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.1	Irrevocable Standby Letter of Credit dated as of March 31, 2008, issued by UBS Financial Services Inc.

99.2	Foreign Exchange Agreement dated as of April 3, 2008, between Union Bank of California, N.A. and Diodes FabTech, Inc.

99.3	Fourth Amendment to Amended and Restated Credit Agreement dated as of March 28, 2008, between Diodes Incorporated and Union Bank of California, N.A.

99.4	Escrow Agreement dated as of April 3, 2008, among Diodes FabTech, Inc., UBS Limited and Union Bank of California, N.A.

99.5	Continuing Guaranty Agreement dated as of April 3, 2008, between Diodes Incorporated and Union Bank of California, N.A.

99.6	Guaranty Agreement dated March 28, 2008, between Diodes Incorporated and UBS Financial Services, Inc.

99.7	Addendum to Guaranty dated March 28, 2008, between Diodes Incorporated and UBS Financial Services, Inc.

99.8	Client’s Agreement dated March 28, 2008, between Diodes Incorporated and UBS Financial Services, Inc.

99.9	Addendum to Client’s Agreement dated March 28, 2008, between Diodes Incorporated and UBS Financial Services, Inc.

99.10	Terms and Conditions For Irrevocable Standby Letter of Credit dated March 28, 2008, between Diodes Incorporated and UBS Financial Services, Inc.

99.11	Press release dated April 4, 2008.

99.12	Conference call script dated April 4, 2008, together with presentation slides.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED
Date: April 4, 2008	By	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer